UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported):  AUGUST 16, 2004

                           SOUTHWALL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

                 0-15930                              94-2551470
        (Commission File Number)                  (I.R.S. Employer
                                                 Identification No.)

              3975 EAST BAYSHORE ROAD, PALO ALTO, CALIFORNIA  94303
               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code:  (650) 962-9111


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ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)(1)(i) On August 16, 2004, PricewaterhouseCoopers LLP ("PwC") was dismissed as the independent registered public accounting firm for Southwall Technologies Inc. (the "Company").

(a)(1)(ii) PwC's reports on the Company's financial statements as of and for the years ended December 31, 2002 and 2003 included an explanatory paragraph regarding uncertainty. This explanatory paragraph noted the Company's incurrence of net losses and negative cash flows from operating activities during each fiscal year and its significant debt service and other contractual obligations at the end of each fiscal year. These factors raised substantial doubt about the Company's ability to continue as a going concern. Other than the explanatory paragraph described in the three preceding sentences, the reports of PwC on the financial statements as of and for the years ended December 31, 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(a)(1)(iii) The dismissal of PwC was made with the approval of the audit committee of the board of directors of the Company.

(a)(1)(iv) During the years ended December 31, 2002 and 2003 and through August 16, 2004, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements of the Company for such years.

(a)(1)(v) During the years ended December 31, 2002 and 2003 and through August 16, 2004, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except that, as detailed in the Company's filings on Form 10-K for the years ended December 31, 2002 and 2003, material weaknesses in the Company's internal control environment were identified. These material weaknesses were caused by a reduction in force that occurred during 2002 and 2003 and related to the inadequacy of review and supervision of the preparation of accounting records and the untimely reconciliation of certain accounts. The audit committee of the Company's board of directors discussed such material weaknesses with PwC. The Company has taken steps to attempt to improve its internal controls and its control environment. The Company has hired a new Corporate Controller, a new Director of Financial Planning and Analysis, a new Senior Cost Accountant, and a new Senior Accountant for the Company's Germany subsidiary; appointed a new Plant Manager for the Company's U.S. manufacturing operations; initiated re-training of personnel on the correct use of the Company's new ERP system; initiated procedures to attempt to ensure all accounts are reconciled and reviewed on a timely basis; and, is in the process of documenting its procedures and reviewing its internal controls to ensure compliance under section 404 of the Sarbanes-Oxley Act. The Company has authorized PwC to respond fully to inquiries of the successor independent accountants concerning such material weaknesses.

(a)(2) On August 16, 2004, the Company, with the approval of the audit committee of the board of directors of the Company, engaged Burr, Pilger & Mayer LLP ("BPM") as its new independent accountants. Prior to engaging BPM, the Company did not consult with BPM regarding any matter that was a reportable event or the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, with respect to which a written report or oral advice was provided to the Company that BPM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.


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(a)(3)         The Company has furnished PwC with a copy of the disclosures contained in this report and has requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in Item 4(a)(1). A copy of the PwC letter furnished in response to such request is filed as Exhibit 16.1 to this report.

ITEM 9.01      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

(c)            Exhibits

16.1 Letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K.

99.1           Press Release, dated August 23, 2004, issued by Southwall
               Technologies Inc.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SOUTHWALL TECHNOLOGIES INC.

Date: August 23, 2004                 By:  /s/ Thomas G. Hood
                                           ------------------------------
                                           Thomas G. Hood
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------
16.1           Letter from PricewaterhouseCoopers LLP addressed to the
               Securities and Exchange Commission in accordance with Item
               304(a)(3) of Regulation S-K.
99.1           Press Release, dated August 23, 2004, issued by Southwall
               Technologies Inc.


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